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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


            DATE OF REPORT (EARLIEST EVENT REPORTED): AUGUST 13, 2007

                               EMRISE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                   1-10346                      77-0226211
(State or other jurisdiction      (Commission                 (I.R.S. Employer
      of incorporation)           file number)               Identification No.)



                          9485 HAVEN AVENUE, SUITE 100
                       RANCHO CUCAMONGA, CALIFORNIA 91730
               (Address of principal executive offices) (Zip code)

                                 (909) 987-9220
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 13, 2007, EMRISE Corporation, Emrise Electronics Corporation, RO Associates Incorporated, and CXR Larus Corporation entered into a First Amendment to Credit and Security Agreement and Waiver of Defaults (the "Amendment") with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division. The Amendment resets certain financial covenants contained in the existing Credit and Security Agreement dated December 1, 2006 ("Existing Agreement"), which covenants apply to EMRISE Corporation and its subsidiaries on a consolidated basis, as described below.

The minimum debt service coverage ratio must be greater than 1.20:1:00 on a trailing quarterly basis. "Debt service coverage ratio" is defined as net income after taxes, plus depreciation, plus amortization, plus or minus changes in deferred taxes, minus capital expenditures and minus dividends or distributions, divided by the current maturities of long-term debt paid or scheduled to be paid plus any payments on subordinated debt. The amended covenants also require that we maintain a minimum book net worth, determined at the end of each calendar month, in an amount not less than the sum of (i) $23 million and (ii) 90% of consolidated net income for each calendar quarter ending on or after September 30, 2007, but only to the extent such net income for each such quarter is positive. The amended covenants also specify minimum year-to-date net income
(loss) thresholds that are measured monthly. We were not permitted to incur a net loss of greater than $1.5 million for the six months ended June 30, 2007. For the year-to-date period ending September 30, 2007, we are not permitted to incur a net loss of greater than $1.2 million and for the year-to-date period ending December 31, 2007 our net income must not be less than $100,000.

The Amendment also provides a formal waiver of defaults for the periods ended April 30, 2007 and May 31, 2007 that occurred under the financial covenants relating to Minimum Book Net Worth that existed under the Existing Agreement prior to the Amendment.

A copy of the Amendment is attached hereto and incorporated by reference as
Exhibit 10.1.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         d. Exhibits:

                EXHIBIT NO.             DESCRIPTION
                -----------             -----------

                  10.1 FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS dated August 13, 2007, by and among Emrise Corporation, a Delaware corporation, Emrise Electronics Corporation, a New Jersey corporation, RO Associates Incorporated, a California corporation, CXR Larus Corporation, a Delaware corporation, and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           EMRISE CORPORATION


     Dated: August 15, 2007                By: /S/ D. JOHN DONOVAN
                                               ---------------------------------
                                               D. John Donovan, Vice President
                                               of Finance and Administration
                                               (principal financial officer)



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                    INDEX TO EXHIBITS ATTACHED TO THIS REPORT

EXHIBIT NO.             DESCRIPTION
-----------             -----------

10.1 FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULTS dated August 13, 2007, by and among Emrise Corporation, a Delaware corporation, Emrise Electronics Corporation, a New Jersey corporation, RO Associates Incorporated, a California corporation, CXR Larus Corporation, a Delaware corporation, and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division.